United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                    October 6, 2021 (September 30, 2021)

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

           New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
8.5% Senior Notes due 2023	INSW - PA	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2021, International Seaways, Inc. (“INSW” or the “Company”), the Company’s subsidiary Seaways Shipping II Corporation (the “ACG Guarantor”) and ACG Guarantor’s three borrower subsidiaries (the “Borrowers”) entered into a credit agreement (the “Credit Agreement”) for a $20 million term loan facility with Macquarie Bank Limited, London Branch, as lender, facility agent and security agent. The Credit Agreement is secured by a first lien on three of the Company’s LR1 vessels, along with their earnings, insurances and certain other assets, as well as certain additional assets of the Company’s subsidiaries. The full $20 million was drawn down on September 30, 2021.

Interest on the loan is based upon LIBOR plus 3.825% per annum. The loan amortizes in quarterly installments varying in amount between $0.5 million to $0.9 million commencing December 31, 2021, and matures on March 31, 2025, with a balloon payment of approximately $11.7 million due at maturity. The maturity date for the loan is subject to acceleration upon the occurrence of certain events (as described in the Credit Agreement).

The Credit Agreement contains customary representations, warranties, restrictions and covenants applicable to the Company and the ACG Guarantor and their respective subsidiaries (including the Borrowers). These include financial covenants aligned with the Company’s existing senior secured debt facilities, including in particular its $390 million secured credit facility with Nordea ABP and certain other lenders (the “$390 Million Facility”), which require, among other things, that the Company maintain a minimum liquidity level; not exceed a maximum consolidated leverage ratio; ensure current assets exceed current liabilities; ensure the fair market value of collateral vessels under the $390 Million Facility not be less than 135% of the aggregate outstanding principal amount of loans thereunder; and comply with an interest expense coverage ratio as required by the $390 Million Facility, each as set out in greater detail in the $390 Million Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: October 6, 2021	By	/s/ James D. Small III
Name: James D. Small III
Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel